UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1    REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to HCi Viocare.

On June 11, 2015, the Company entered into a Loan Agreement with the Company’s CEO, President and Director, Sotirios Leontaritis, (the “Lender”), whereby the Lender, in order to provide general working capital and to allow the Company to effectuate its business plan, agreed to provide the Company a loan facility of €150,000 with an annual interest of 5%, payable on maturity, and the Company agreed to repay the loan within 5 years from the date of the loan agreement.

The Agreement was approved by the Board of Directors of the Company with Leontaritis noting his conflict of interest and abstaining from the vote.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 18, 2015 the Company entered into a Trademark Assignment and Conveyance Agreement (“Trademark Assignment”) with its CEO, President and Director, Mr. Sotirios Leontaritis in respect of the national trademark “viocare” No. 223133 registered for protection in classes 10, 12 and 44 in Greece.

The aforementioned trademark was granted to Mr. Leontaritis on October 11, 2013 and is valid for a period of 10 years from the date of grant.  On June 5, 2015 the Trademark Assignment was filed with the Greek Trademarks office for processing.  The assignment of the trademark is expected to take 4 to 5 months from the date of filing to come into full force and effect.

Mr. Leontaritis received no compensation for the Trademark Assignment.

A copy of the Trademark Assignment is filed as Exhibit 10.2 to this Current Report on Form 8-K.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On June 16, 2015, the Board of Directors of the Company appointed Yannis Levantis as a member of the Board of Directors of the Company.

Mr. Levantis received a BEng, Honors in Mechanical Engineering from the University of Manchester Institute of Science and Technology (UMIST) in 1997, an MSc in Computational and Experimental Stress Analysis from UMIST in 1998 and an MSc in Financial Management and Control from Aston Business School in 1999.  Mr. Levantis has worked for various large international conglomerates including Unilever, Johnson & Johnson, GlaxoSmithKline and Rolls Royce Plc.  and has extensive experience in definition and execution of strategy and roadmaps to support business strategy and drive operational efficiencies.   Over the most recent years Mr. Levantis has been employed as the Global IT director  (Rolls Royce PLC – Aerospace, Defence & Power Systems July 2011 to present and  GlaxoSmithKline, Pharmaceutical January 2008 to June 2011) undertaking such rolls as global SAP-ERP design and delivery, delivering IT strategy and IT enabled business transformation programs supporting various business functions including supply chain purchasing, finance, quality and HR and operating with annual budgets in excess of £20 million as well as other key management and financial planning solutions.

The Company believes that Mr. Levantis will be a valuable asset in developing a business strategy and mergers and acquisitions.

Mr. Levantis is not an officer or director of any other reporting issuers.

Mr. Levantis does not currently hold other positions with the Company. There is no arrangement or understanding other than as disclosed herein pursuant to which Mr. Levantis was appointed to the Company’s Board of Directors.

He does not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Levantis is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Yiannis Levantis, or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Levantis to the Board of Directors. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Levantis is filed as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Loan Agreement dated June 11, 2015	Filed herewith
10.2	Trademark Assignment dated March 18, 2015	Filed herewith
99.1	Press release dated June 18, 2015	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: June 18, 2015	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director